PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2009



	Securities Purchased


(1)
Name of Issuer
Regency Centers Corporation

(2)
Description of Security (name, coupon, maturity, subordination, common stock, etc.)
Common Stock

(3)
Date of Purchase
04/21/2009

(4)
Date of Offering
04/21/2009

(5)
Unit Price
$32.50

(6)
Principal Amount of Total Offering
$282,750,000

(7)
Underwriting Spread (% and $)
$1.3813

(8)
Names of Syndicate Members
J.P. Morgan,
Wachovia
Securities,
Merrill Lynch &
Co., Citigroup
Global Markets
Inc., Comerica
Securities, Daiwa
Securities America
Inc., Mitsubishi
UFJ Securities,
Mizuho Securities
USA Inc., Morgan
Keegan & Company,
Inc., PNC Capital
Markets LLC, RBC
Capital Markets,
SunTrust Robinson Humphrey

(9)
Dollar Amount of Purchase by the Portfolio
$75,725

(10)
% of Offering Purchased by Portfolio
0.02680%

(11)
% of Offering Purchased by Associated Accounts
4.2835%

(12)
% of Portfolio Assets Applied to Purchase
0.27%

(13)
Name(s) of Syndicate Members(s) from whom Purchased
JP Morgan

(14) Name(s) of Affiliated Underwriter
Mitsubishi UFJ Securities